UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2008 (April 28, 2008)
COLUMBIA BANCORP
(Exact name of registrant as specified in its charter)

Oregon	0-27938	93-1193156

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 East Third Street, Suite 200,
The Dalles, Oregon 97058
(Address of principal executive offices)
(541) 298-6649
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 28, 2008, Columbia River Bank (the “Bank”), a wholly owned subsidiary of Columbia Bancorp (the “Company”) entered into an Executive Salary Continuation Agreement (the “Agreement”) effective as of the 1st day of January, 2008, by and between the Bank, and Christine M. Herb, the Executive Vice President and Chief Information Officer of the Bank.
The Agreement establishes a deferred compensation program for Ms. Herb consisting of certain salary continuation benefits, including normal and early retirement benefits, early termination benefits, disability benefits, death benefits and change of control benefits.
Item 9.01. Financial Statements and Exhibits

Exhibit	Item

10.1	Executive Salary Continuation, effective as of the 1st of January, 2008, by and between Columbia River Bank, a state chartered commercial bank located in The Dalles, Oregon, and Christine M. Herb.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2008	/s/ Roger L. Christensen
Roger L. Christensen, Chief Executive —
Columbia River Bank; President and Chief Executive Officer — Columbia Bancorp